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                                                                   Exhibit 10.15

                           EMPLOYMENT AGREEMENT
                           --------------------


     THIS AGREEMENT is made effective as of January 1, 1996 (the "Effective Date"), by and between FirstFed Bancorp, Inc. (the "Company") and B.K. Goodwin, III (the "Employee") and supersedes the Employment Agreement by and between the Company and the Employee dated February 1, 1995.

     WHEREAS, the Company wishes to assure retention of the services of the Employee for the period provided in the Agreement; and

     WHEREAS, the Employee is willing to serve in the employ of the Company for said period.

     NOW, THEREFORE, it is AGREED as follows:

     1.   Employment.  The Employee is employed as the President and Chief
          ----------
Executive Officer of the Company. The Employee shall render such administrative and management services for the Company as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company. The Employee's other duties shall be such as the Board of Directors of the Company ("Board") may from time to time reasonably direct, including normal duties as an officer of the Company.

     2.   Consideration from Company: Joint and Several Liability.  In lieu of
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paying the Employee a base salary during the term of this Agreement, the Company hereby agrees that to the extent permitted by law, it shall be jointly and severally liable with its subsidiary, First Federal Savings Bank (the "Bank"), for the payment of all amounts due under the employment agreement of even date herewith between the Bank and the Employee. Nevertheless, the Board may in its discretion at any time during the term of this Agreement agree to pay the Employee a base salary for the remaining term of this Agreement. If the Board agrees to pay such salary, the Board shall thereafter review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

     3.   Discretionary Bonuses.  The Employee shall participate in an equitable
          ---------------------
manner with all other senior management employees of the Company in discretionary bonuses that the Board may award from time to time to the Company's senior management employees. No other compensation provided for in this Agreement shall be deemed a sub-stitute for the Employee's right to participate in such discretionary bonuses.

     4.   (a)   Participation in Retirement, Medical and Other Plans.  The
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Employee shall participate in any plan that the Company maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans.

          (b)   Employee Benefits; Expenses.  The Employee shall participate in
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any fringe benefits which are or may become available to the Company's senior management employees and which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company.

          (c)   Liability Insurance; Indemnification.  The Company shall provide
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the Employee (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at the Company's expense, or in lieu thereof, shall indemnify the Employee (and his heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be
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involved by reason of his having been a director or officer of the Company
(whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities); such expenses and liabilities to include, but not limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, and such settlements to be approved by the Board of Directors of the Company; provided, however, that such indemnification shall not extend to matters as to which the Employee is finally adjudged to be liable for willful misconduct or gross negligence in the performance of his duties as a director or officer of the Company.

     5.   Term.  The Company hereby employs the Employee, and the Employee
          ----
hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 36 months thereafter (or such earlier date as is determined in accordance with Section 9). Additionally, on each annual anniversary date from the Effective Date, the Employee's term of employment shall may be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards and that this Agreement shall be extended.

     6.   Loyalty; Noncompetition.
          -----------------------

          (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder to the Company and its subsidiaries; provided, however, from time to time, Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations which will not present, in the reasonable opinion of the Board, any conflict of interest with the Company or any of its subsidiaries or affiliates, or unfavorably affect the performance of the Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Company, or be gainfully employed in any other position or job other than as provided above.

          (b) Nothing contained in this Paragraph 6 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Company, or, solely as a passive or minority investor, in any business.

     7.   Standards.  The Employee shall perform his duties under this Agreement
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in accordance with such reasonable standards as the Board may establish from time to time. The Company will provide the Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

     8.   Vacation and Sick Leave.  At such reasonable times as the Board shall
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in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

          (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Company.

          (b) The Employee shall not receive any additional compensation from the Company on account of his failure to take a vacation, and the Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.

          (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine.

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Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

          (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

     9.   Termination and Termination Pay.  Subject to Section 11 hereof (which
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shall only be applicable during the twelve-month period following a "Change in
Control" as defined therein), the Employee's employment hereunder may be terminated under the following circumstances:

          (a)   Death.  The Employee's employment under this Agreement shall
                -----
terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee for the remaining term of the contract, payable in a lump sum if election is made by the spouse within 30 days of Employee's death or otherwise on a monthly basis, plus any accrued and unpaid discretionary bonus due Employee at the time of his death, payable in a lump sum amount within 30 days of the Employee's death. In addition, the Bank shall maintain the existing medical insurance for the Employee's spouse for six months after the Employee's death.

          (b)   Disability.  (1)  The Company may terminate the Employee's
                ----------
employment after having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Company's long-term disability plan (or, if the Company has no such plan in effect, which impairs, or can be expected to impair, the Employee's ability to substantially perform his duties under this Agreement for a period of 180 consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Employee's termination of employment pursuant to this Section 9(b).

          (c)   Just Cause.  The Board may, by written notice to the Employee,
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immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement, or removal and/or permanent prohibition of the Employee from participating in the conduct of the Bank's affairs by an order issued by the Office of Trift Supervision, or any successor agency. No act, or failure to act, on the Employee's part shall be considered "willful", unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action, or failure to act, was in the best interest of the Company. Notwithstanding the foregoing, (i) the Employee shall not be deemed to have been terminated for Just Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in the second third sentence of this Subsection (c) and specifying the particulars thereof in detail.

          (d)   Without Just Cause.  The Board may, by written notice to the
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Employee, immediately terminate his employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits (unless such termination occurs within the time period set forth in Section 11(b) hereof, in which event the benefits and compensation provided for in Section 11 shall apply): (i) the salary provided pursuant to Section 2 hereof, up to the date of termination of the term (including any renewal term) of this Agreement (the "Expiration Date"), plus said salary for an additional 12-month period,

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and (ii) at the Employee's election, either (A) cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through the Expiration Date based upon the benefit levels substantially equal to those that the Company provided for the Employee at the date of termination of employment or (B) continued participation under such Company benefit plans through the Expiration Date, but only to the extent the Employee continues to qualify for participation therein. All amounts payable to the Employee shall be paid, at the option of the Employee, either (I) in periodic payments through the Expiration Date, or (II) in one lump sum within 10 days of such termination.

          (e)   Voluntary Termination by Employee.  Subject to Section 11
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hereof, the Employee may voluntarily terminate employment with the Company during the term of this Agreement, upon at least 60 days' prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination (unless such termination occurs pursuant to Section 9(d)(2) hereof or within the time period set forth in Section 11(a) hereof, in which went the benefits and compensation provided for in Section 9(d) or 11, as applicable, shall apply.

     10.  No Mitigation.  The Employee shall not be required to mitigate the
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amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

     11.  Change in Control.
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          (a)   Notwithstanding any provision herein to the contrary, if the
Employee's employment under this Agreement is terminated by the Company, without the Employee's prior written consent and for a reason other than Just Cause, in connection with or within 12 months after any Change in Control (as hereinafter defined) of the Bank or the Company, the Employee shall be paid an amount equal to the difference between (i) the product of 2.99 times his "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, and (ii) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Employee receives on account of the change Change in control Control. Said sum shall be paid in one lump sum within ten (10) days of such termination, and shall be paid in lieu of the payment of any benefits under Section 9 hereof. The Bank shall also maintain existing insurance for six months after termination of the Employee's employment, or if Employee dies within such six months, the Bank shall maintain health insurance for the Employee's spouse, if living, for the remainder of the six month period. At the election of the Employee, which election is to be made within 30 days of Employee's termination, such payments shall be made in a lump sum or paid monthly during the remaining term of this Agreement following the Employee's termination, and shall be payable, in the event of the Employee's death before full payment is made, to the Employee's surviving spouse, if any, and otherwise to his estate. In the event that no election is made, payment to the Employee will be made on a monthly basis during the remaining term of this Agreement.

     The term "Change in Control" shall mean (1) the ownership, holding or power to vote more than 25% of the Bank's or the Company's voting stock, (2) the acquisition of the ability to control of the election of a majority of the Bank's or the Company's directors, (3) the acquisition of a controlling influence over the management or policies of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) (except in the case of (1), (2) and (3) hereof, ownership or control of the Bank by the Company itself shall not constitute a "Change in Control"), or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Bank or the Company (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof; provided, however, that any individual whose election or nomination for election as a member of the board of directors of the Bank or the Company was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated

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organization or any other form of entity not specifically listed herein. The decision of the Continuing Directors as to whether a Change in Control has occurred shall be conclusive and binding.

          (b) Notwithstanding any other provision of this Agreement to the contrary, the Employee may voluntarily terminate his employment under this Agreement within 12 months following a change Change in control Control of the Company, and the Employee shall thereupon be entitled to receive the payment described in Section 11(a) of this Agreement, upon the occurrence of any of the following events, or within 90 days thereafter, which have not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than 30 miles from his primary office as of the date of the change Change in control Control; (ii) a material reduction without reasonable cause in the Employee's base compensation as in effect on the date of the change Change in control Control or as the same may be increased from time to time; (iii) the failure by the Company to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the change Change in control Control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced at Section 1; (v) a failure to elect or reelect nominate the Employee to the Board, if the Employee is serving on the Board on the date of the change Change in control Control; or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Company. Said sum shall be paid in lieu of the payment of any benefits under Section 9 hereof.

          (c) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder.

     12.  Arbitration; Reimbursement of Expenses.
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          (a)   Arbitration.  Any dispute or controversy arising under or in
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connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction; provided, however, that until the Expiration Date the Employee shall be entitled to such specific performance of his right to be paid during the pendancy of any dispute or controversy arising under or in connection with this Agreement. Any arbitration proceeding shall be governed by and subject to Alabama arbitration law.

          (b)  Reimbursement.  All reasonable costs and legal fees paid or
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incurred by the Employee pursuant to any dispute or question of interpretation relating to this Agreement, or its specific performance, shall be paid or reimbursed by the Company, if the Employee is the prevailing party. Such payment or reimbursement shall be made within 10 days of the Employee's furnishing to the Bank written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

     13.  Federal Income Tax Withholding.  The Company may withhold all Federal
          ------------------------------
and State income or other taxes for any benefit payable under this Agreement as shall be required pursuant to any law or governmental regulation or ruling.

     14.  Successors and Assigns.
          ----------------------

          (a)  Company.  This Agreement shall not be assignable by the Company;
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provided, however, that this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

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          (b)  Employee.  Since the Company is contracting for the unique and
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personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executor, administrator or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

          (c)  Attachment.  Except as required by law, no right to receive
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payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levying or similar process or assignment by operation of law, and any attempt, voluntarily or involuntarily, to effect any such action shall be null, void and of no effect.

     15.  Amendments.  No amendments or additions to this Agreement shall be
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binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     16.  Applicable Law.  Except to the extent preempted by Federal law, the
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laws of the State of Alabama shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     17.  Severability.  The provisions of this Agreement shall be deemed
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severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     18.  Entire Agreement.  This Agreement, together with any understanding or
          ----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


ATTEST:                                 FIRSTFED BANCORP, INC.


___________________________             By:__________________________
Secretary



WITNESS:



___________________________            ______________________________
                                        B.K. Goodwin, III

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